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                                                                   EXHIBIT 10(G)


                                AMENDMENT NO. 2
                                      TO
                        AMERICAN DENTAL PARTNERS, INC.
             AMENDED AND RESTATED 1996 AFFILIATE STOCK OPTION PLAN
             -----------------------------------------------------

     The American Dental Partners, Inc. Amended and Restated 1996 Affiliate Stock Option Plan, as previously amended (the "Plan"), is hereby amended pursuant to the following provisions:

     1.     Definitions
            -----------

     All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

     2.     Change in Control
            -----------------

     Section 10 of the Plan is hereby deleted from the Plan in its entirety and replaced with the following:

     (S)10. Change in Control.
            -----------------

            (a)  Accelerated Vesting and Company Purchase Option.
                 -----------------------------------------------

               Notwithstanding any provision of the Plan or any Stock Option Agreement to the contrary (unless such Stock Option Agreement contains a provision referring specifically to this (S)10 and stating that this
          (S)10 shall not be applicable to the Option evidenced by such Stock Option Agreement), if a Change in Control (as defined below) occurs, then

               (i) Any and all Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms; provided that no Option which has previously been exercised or otherwise terminated shall become exercisable; and

               (ii) The Company may, at its option, terminate any or all
                    unexercised Options and portions thereof not more than 30 days after such Change in Control; provided that the Company shall, upon such termination and with respect to each Option so terminated, pay to the Participant (or such Participant's transferee, if applicable) theretofore holding such Option cash in an amount equal to the difference between the fair market value (as defined in (S)5(a), above) of the Shares subject to the Option at the time the Company exercises its option under this (S)10(a)(ii) and the exercise price of
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                    the Option, less applicable withholding taxes; and provided further that if such fair market value is less than such exercise price, then the Board may, in its sole discretion, terminate such Option without any payment.

          (b)  Definition of Change in Control.
               -------------------------------

               For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following:

               (i) The direct or indirect acquisition by any "person" as defined in (S)3(a)(9) of the 1934 Act and as used in
                      (S)(S)13(d) and 14(d) thereof, including a "group" within the meaning of (S)13(d) of the 1934 Act (hereinafter, simply a "Person"), of "beneficial ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors of the Company (the "Company Voting Securities"); provided that: (A) for purposes of this subsection (i), the term "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), any person who was a stockholder of the Company on the effective date of the Plan (an "Existing Stockholder"), and any affiliate of an Existing Stockholder; and (B) the provisions of this subsection (i) shall not apply to (1) any acquisition of securities from the Company or any of its subsidiaries, or (2) any acquisition of securities pursuant to a Business Combination (as defined below) which satisfies clauses
                      (A), (B), and (C) of subsection (iii) of this (S)10(b);


               (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this (S)10(b)(ii); or

               (iii) Approval by the stockholders of the Company of a reorganization, merger, consolidation, or recapitalization of the Company, or a sale

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                      or other disposition of all or substantially all of the
                      assets of the Company, or the acquisition of the assets of another corporation (any such transaction, a "Business Combination"), or the consummation of a Business Combination for which stockholder approval is not obtained, unless, in any such case, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Company Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination in substantially the same proportions as their ownership of the Company Voting Securities immediately prior to such Business Combination, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     3.   Effective Date; Construction
          ----------------------------

     The effective date of this amendment is November 6, 1998, and this amendment shall be deemed to be a part of the Plan as of such date and shall be applicable to all Options granted prior to that date, as well as Options hereafter granted. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

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